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Exhibit 99.1


           DENNIS H. JOHNSTON BECOMES NEW CHIEF EXECUTIVE OFFICER AND
               CHAIRMAN OF THE BOARD OF INNOVATIVE HOLDINGS, INC.

         Dennis H. Johnston has been appointed Chief Executive Officer, and Chairman of the Board of Innovative Holdings, Inc., (OTCBB: IVHN.PK), a leading marketing firm, the Company's Founder, Robert Blagman, announced today. Johnston, formerly legal counsel to IVHN, has more than twenty-six years of experience as a practicing attorney. He has represented numerous financial institutions, both public traded and privately held corporations, manufacturing companies, and Internet related entities, and has successfully completed acquisition transactions with an aggregate value in excess of three billion dollars.

         Robert Blagman, CEO of Innovation Holdings said, "As Innovation shifts its core business focus from media and pure advertising to convergent, business-to-business marketing, this is only the first of many changes. Dennis Johnston, as a specialist in turnaround situations, is a key aspect of our reorganization, as his mandate includes seeking strategic mergers with synergistic companies."

         Johnston facilitated the funding of over eight million dollars for a computer encryption company that was approved and licensed by the National Security Agency, prior to its acquisition, in 1999, by another public entity in a leveraged buy-out. In the last thirty six (36) months, he has completed four reverse mergers, including Freestar Technologies, Inc (FSTI:OTCBB), Telecommunication Products, Inc. (TCPD:OTCBB), Herbal Regenesis, Inc. (FDLM.pk) and FoneFriend (FFRD:OTCBB). FoneFriend recently changed its name to InfiniCall Corp (INFLE:OTCBB). In addition to advising clients on corporate restructuring and securities matters, his particular expertise is in representing clients before governmental regulatory agencies including the former Federal Home Loan Bank Board, the Federal Depository Insurance Corporation, the former Federal Savings And Loan Insurance Corporation the Securities and Exchange Commission, the National Association of Securities Dealers, and other administrative agencies.

         Johnston has been a partner at two highly recognized national law firms, Manatt, Phelps, Rothenberg and Tunney, and Wyman, Bautzer, Kuchel and Silbert. For Manatt, he managed the savings and loan practice, and at Wyman et al, he was responsible for establishing and managing the firm's financial institutions practice. Practicing before the U.S. Bankruptcy Court, Johnston successfully reorganized private and publicly traded companies with over a billion dollars in assets. He also has extensive experience in commercial litigation and bankruptcy, with an emphasis on receiverships, loan and debt restructuring and pre-bankruptcy planning to avoid or mitigate the effects of bankruptcies on secured and unsecured transactions.

         Johnston graduated with honors from UCLA, with a Bachelor of Administration in business and economics and received his Juris Doctor degree with Dean's List Honors from Loyola University of Los Angeles.

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About Innovative Holdings, Inc.
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IVHN is a direct marketing, direct response and media enterprise based in Los
Angeles, California, which provides direct market services and media buying for its clients and their products and services through television, radio, Internet, print and outdoor advertising media. In addition, the Company organizes direct response media campaigns on radio, television and in print and provides assistance in backend marketing and creative production.

Except for historical information contained herein, the matters set forth in this press release, such as statements relating to the Company's ability to drive technological developments and the acceptance and timing of product introductions, are forward-looking statements that are subject to risks and uncertainties, including timely development and acceptance of new products, the impact of competitive products and pricing, the timely development and release of products by suppliers, and other risks detailed in the Company's Registration Statement filed with the SEC.

Contact:  Michael Selsman
Public Communications Company
 310/553-5732
ms@publiccommunications.biz
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www.publiccommunications.biz
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